UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2016 (August 17, 2016)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2016, (“Effective Date”) Trans Energy, Inc. executed an agreement with Morgan Stanley Capital Group, Inc., as administrative agent for the Lenders (the “Administrative Agent”) under the First Amended Credit Agreement dated as of July 31, 2015 (the “Credit Agreement”) among its subsidiary American Shale Development, Inc., a Delaware corporation (“Borrower”), and the lenders party thereto from time to time (the “Lenders”). Under the terms of the agreement (the “Forbearance”), the Administrative Agent and the Lenders agreed to forbear from taking any enforcement actions with respect to various defaults under the Credit Agreement, provided that (a) no further defaults occur other than those (i) specified in the Forbearance as having already occurred or (ii) anticipated to occur in the future and (b) the Borrower achieves certain milestones with respect to a process to sell certain assets of the Borrower, with such milestones to be agreed upon among the Borrower and the Administrative Agent.

In addition, the Forbearance provides for a sharing of the proceeds that might result from any such sale process, according to the following formula:

(i)	first, 100% to the Lenders, until the Lenders have received $80,000,000 plus interest from and after the Effective Date, at a rate of 12:00% per annum;

(ii)	second, 78.75% to the Lenders and 21.25% to the Borrower, until the Lenders have the sum of (a) $57,167,819 plus interest from and after the Effective Date at 15.00% per annum and (b) the amount of any fees and expenses payable by the Borrower pursuant to the Credit Agreement that are incurred after the Effective Date plus interest from and after the Effective Date at 15.00% per annum; and thereafter

(iii)	15.00% to the Lenders and 85.00% to the Borrower.

The Lenders have further agreed to re-convey the NPI to the Borrower with respect to any assets that are sold in accordance with the terms of the Forbearance.

The Forbearance further provides that the Borrower has the option to retire all obligations due to the Lenders, including the NPI, for $142,384,848, provided that the Borrower enters into definitive documentation with a third party by November 15, 2016 to finance the repurchase, and that such repurchase occurs by December 31, 2016. Both dates can be extended by thirty days to accommodate regulatory requirements, if necessary. Such amount will increase to the extent that the Lenders incur professional fees after the Effective Date that are payable by the Borrower under the terms of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: August 23, 2016	By	/s/ John G. Corp
John G. Corp
President

3